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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2006, in the Registration Statement and related Prospectus of IHS Inc. filed with the Securities Exchange Commission on or about September 29, 2006.

/s/ ERNST & YOUNG LLP
Denver, Colorado
September 27, 2006

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Consent of Independent Registered Public Accounting Firm